Exhibit 99.1

HubSpot Reports Strong Q4 and Full Year 2015 Results

Total revenue grows 57% in 2015 as revenue retention tops 100% for the first quarter ever

CAMBRIDGE, MA (February 10, 2016) —HubSpot, Inc. (NYSE: HUBS), a leading inbound marketing and sales software company, today announced financial results for the fourth quarter and full year ended December 31, 2015.

Financial Highlights:

Revenue

Fourth Quarter 2015:

•	Total revenue was $53.1 million, up 56% compared to the fourth quarter of 2014.

•	Subscription revenue was $49.6 million, up 58% compared to the fourth quarter of 2014.

•	Professional services and other revenue was $3.5 million, up 24% compared to the fourth quarter of 2014.

Full Year 2015:

•	Total revenue was $181.9 million, up 57% compared to 2014.

•	Subscription revenue was $167.9 million, up 58% compared to 2014.

•	Professional services and other revenue was $14.0 million, up 47% compared to 2014.

Operating Loss

Fourth Quarter 2015:

•	GAAP operating margin was (19.7%) for the quarter, compared to (58.4%) in the fourth quarter of 2014.

•	Non-GAAP operating margin was (8.3%) for the quarter, an improvement of approximately 12 percentage points from (20.7%) in the fourth quarter of 2014.

•	GAAP operating loss was ($10.4) million for the quarter, compared to ($19.9) million in the fourth quarter of 2014.

•	Non-GAAP operating loss was ($4.4) million for the quarter, compared to ($7.1) million in the fourth quarter of 2014.

Full Year 2015:

•	GAAP operating margin was (25.5%) for 2015, compared to (41.9%) in 2014.

•	Non-GAAP operating margin was (13.8%) for 2015, an improvement of approximately 14 percentage points from (27.7%) in 2014.

•	GAAP operating loss was ($46.5) million for 2015, compared to ($48.6) million in 2014.

•	Non-GAAP operating loss was ($25.1) million for 2015, compared to ($32.1) million in 2014.

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Net Loss attributable to common stockholders

Fourth Quarter 2015:

•	GAAP net loss attributable to common stockholders was ($10.3) million, or ($0.30) per share for the quarter, compared to ($20.0) million, or ($0.69) per share, in the fourth quarter of 2014.

•	Non-GAAP net loss attributable to common stockholders was ($4.2) million, or ($0.12) per share for the quarter, compared to ($7.1) million, or ($0.25) per share, in the fourth quarter of 2014.

•	Fourth quarter weighted average shares outstanding were 34.2 million compared to 28.9 million shares in the fourth quarter of 2014.

Full Year 2015:

•	GAAP net loss attributable to common stockholders was ($46.1) million, or ($1.39) per share for 2015, compared to ($48.6) million, or ($4.20) per share, in 2014.

•	Non-GAAP net loss attributable to common stockholders was ($24.6) million, or ($0.74) per share for 2015, compared to ($32.1) million, or ($2.77) per share, in 2014.

•	2015 weighted average shares outstanding were 33.2 million compared to 11.6 million shares in 2014.

Balance Sheet and Cash Flow

•	The company’s cash and cash equivalents and investments balance was $145.1 million as of December 31, 2015.

•	During the fourth quarter, the company generated $2.6 million of operating cash flow compared to using ($1.8) million of operating cash flow during the fourth quarter of 2014.

•	During the full year ended December 31, 2015, the company used ($0.4) million of operating cash flow compared to using ($12.5) million of operating cash flow during the year ended December 31, 2014.

Additional Recent Business Highlights

•	Grew total customers to 18,116 at December 31, 2015, up 33% from December 31, 2014.

•	Increased average subscription revenue per customer during the fourth quarter of 2015 to $11,135 from $9,530 in the fourth quarter of 2014.

“This was a terrific quarter and year for HubSpot. We added a record number of new customers, continued our momentum with strong revenue growth and margin expansion, and saw continued growth in our domestic and international businesses,” said Brian Halligan, HubSpot co-founder and CEO. “But even with such fantastic growth, all signs point to the fact that we are still in the early innings of meeting the significant demand for marketing and sales technology that helps mid-market companies grow around the world. We’re incredibly excited about what the future holds and the milestones we will reach in 2016.”

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Business Outlook

Based on information available as of February 10, 2016, HubSpot is issuing guidance for the first quarter and full year of 2016 as indicated below.

First Quarter 2016:

•	Total revenue is expected to be in the range of $54.7 million to $55.7 million.

•	Non-GAAP operating loss is expected to in the range of ($6.6) million to ($5.6) million. This excludes stock-based compensation expense of approximately $6.2 million and amortization of acquired intangible assets of approximately $24 thousand.

•	Non-GAAP net loss per common share is expected to be in the range of ($0.20) to ($0.16). This excludes stock-based compensation expense of approximately $6.2 million and amortization of acquired intangible assets of approximately $24 thousand. This assumes approximately 34.7 million weighted common shares outstanding.

Full Year 2016:

•	Total revenue is expected to be in the range of $248 million to $251 million.

•	Non-GAAP operating loss is expected to in be in the range of ($27) million to ($24) million. This excludes stock-based compensation expense of approximately $32.2 million and amortization of acquired intangible assets of approximately $80 thousand.

•	Non-GAAP net loss per common share is expected to be in the range of ($0.78) to ($0.66). This excludes stock-based compensation expense of approximately $32.2 million and amortization of acquired intangible assets of approximately $80 thousand. This assumes approximately 35.3 million weighted common shares outstanding.

Conference Call Information

HubSpot will host a conference call on Wednesday, February 10, 2016, at 5:00 p.m. Eastern Time (ET) to discuss its fourth quarter and full year 2015 financial results and business outlook. To access this call, dial (877) 201-0168 (domestic) or (647) 788-4901 (international). The conference ID is 2120006. Additionally, a live webcast of the conference call will be available in the “Investors” section of the HubSpot’s web site at www.hubspot.com.

Following the conference call, a replay will be available until 11 pm on February 17, 2016 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 2120006. An archived webcast of this conference call will also be available in the “Investor” section of HubSpot’s web site at www.hubspot.com. The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot

HubSpot is a leading inbound marketing and sales platform. Over 18,000 customers in over 90 countries use HubSpot’s award-winning software, services, and support to create an inbound experience that will attract, engage, and delight customers. Learn more at www.hubspot.com .

The tables at the end of this press release include a reconciliation of generally accepted accounting principles (“GAAP”) to non-GAAP operating loss, operating margin, subscription margin, expense, expense as a percentage of revenue, and net loss attributable to common stockholders for the fourth quarter ended December 31, 2015 and 2014. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

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Cautionary Language Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the first fiscal quarter of 2016 and full year 2016, our position to execute on our growth strategy in the mid-market, and our ability to expand our leadership position and market opportunity for our inbound platform. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our ability to retain existing customers and add new customers, the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our marketing agency partners; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed on November 4, 2015 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$55,580	$123,721
Short-term investments	48,972	—
Accounts receivable, net	25,142	14,270
Deferred commission expense	8,114	5,995
Restricted cash	—	230
Prepaid hosting costs	3,047	1,777
Prepaid expenses and other current assets	4,899	3,516

Total current assets	145,754	149,509
Long-term investments	40,566
Property and equipment, net	18,161	11,381
Capitalized software development costs, net	4,655	4,433
Restricted cash	363	—
Other assets	1,007	116
Intangible assets, net	100	89
Goodwill	9,773	9,330

Total assets	220,379	174,858

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	2,588	2,800
Accrued compensation costs	11,371	7,660
Other accrued expenses	12,313	7,953
Capital lease obligations	542	100
Deferred rent	86	110
Deferred revenue	64,407	40,805

Total current liabilities	91,307	59,428
Capital lease obligations, net of current portion	277	78
Deferred rent, net of current portion	6,345	4,153
Deferred revenue, net of current portion	732	500
Other long term liabilities	10	—

Total liabilities	98,671	64,159

Commitments and contingencies
Stockholders’ equity:
Common stock	34	32
Additional paid-in capital	322,833	265,113
Accumulated other comprehensive loss	(805)	(145)
Accumulated deficit	(200,354)	(154,301)

Total stockholders’ equity	121,708	110,699

Total liabilities and stockholders’ equity	$220,379	$174,858

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Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Revenues:
Subscription	$49,618	$31,325	$167,920	$106,319
Professional services and other	3,508	2,832	14,023	9,557

Total revenue	53,126	34,157	181,943	115,876

Cost of Revenues:
Subscription	9,377	6,654	32,271	23,655
Professional services and other	4,330	3,275	15,652	11,425

Total cost of revenues	13,707	9,929	47,923	35,080

Gross profit	39,419	24,228	134,020	80,796

Operating expenses:
Research and development	8,671	11,140	32,457	25,638
Sales and marketing	31,572	24,109	112,629	78,809
General and administrative	9,625	8,918	35,408	24,958

Total operating expenses	49,868	44,167	180,494	129,405

Loss from operations	(10,449)	(19,939)	(46,474)	(48,609)

Other income (expense):
Interest income	151	42	390	46
Interest expense	(46)	(63)	(185)	(322)
Other income	241	171	628	564

Total other income	346	150	833	288

Loss before income tax (provision) benefit	(10,103)	(19,789)	(45,641)	(48,321)
Income tax (provision) benefit	(149)	92	(412)	92

Net loss	(10,252)	(19,697)	(46,053)	(48,229)
Preferred stock accretion	—	(291)	—	(331)

Net loss attributable to common stockholders	$(10,252)	$(19,988)	$(46,053)	$(48,560)

Net loss attributable to common stockholders per share, basic and diluted	$(0.30)	$(0.69)	$(1.39)	$(4.20)
Weighted average common shares used in computing basic and diluted net loss attributable to common stockholders per share:	34,172	28,918	33,222	11,562

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Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Operating Activities:
Net loss	$(10,252)	$(19,697)	$(46,053)	$(48,229)
Adjustments to reconcile net loss to net cash and cash equivalents provided by (used in) operating activities
Depreciation and amortization	1,832	890	7,343	5,714
Stock-based compensation	6,015	12,844	21,308	16,358
Provision for deferred income taxes	(95)	(133)	(50)	(133)
Amortization of bond premium discount	233	—	671	—
Noncash rent expense	1,582	50	1,793	286
Unrealized currency translation	(89)	26	(329)	(213)
Changes in assets and liabilities
Accounts receivable	(5,533)	(3,846)	(11,249)	(7,258)
Prepaid expenses and other assets	(2,096)	(859)	(3,373)	(713)
Deferred commission expense	(1,470)	(1,158)	(2,119)	(2,004)
Accounts payable	(424)	614	(508)	286
Accrued expenses	2,552	2,542	7,085	4,734
Restricted cash	—	—	—	157
Deferred rent	13	40	392	1,467
Deferred revenue	10,372	6,935	24,666	17,084

Net cash and cash equivalents provided by (used in) operating activities	2,640	(1,752)	(423)	(12,464)

Investing Activities:
Purchases of investments	(19,746)	—	(113,615)	—
Maturities of investments	19,018	—	23,018	—
Purchases of property and equipment	(6,245)	(1,374)	(8,427)	(7,266)
Capitalization of software development costs	(1,189)	(704)	(4,314)	(4,634)
Acquisition of a business	—	—	(600)	—
Acquisition of intangible assets	—	—	—	(80)
Restricted cash	222	—	(166)	1,500

Net cash and cash equivalents used in investing activities	(7,940)	(2,078)	(104,104)	(10,480)

Financing Activities:
Proceeds from common stock offerings, net of offering costs paid of $583 and $2,924 for the years ended December 31, 2015 and 2014, respectively	—	132,754	33,669	130,764
Employee taxes paid related to the net share settlement of stock-based awards	(390)	—	(8,607)	—
Proceeds related to issuance of common stock under stock plans	2,827	743	12,083	3,794
Proceeds from draw-down on line of credit	—	—	—	18,000
Payments on line of credit	—	(18,000)	—	(18,000)
Repayments of capital lease obligations	(99)	(24)	(206)	(121)

Net cash and cash equivalents provided by financing activities	2,338	115,473	36,939	134,437

Effect of exchange rate changes on cash and cash equivalents	(267)	(301)	(553)	(415)

Net decrease in cash and cash equivalents	(3,229)	111,342	(68,141)	111,078
Cash and cash equivalents, beginning of period	58,809	12,379	123,721	12,643

Cash and cash equivalents, end of period	$55,580	$123,721	$55,580	$123,721

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Reconciliation of non-GAAP operating loss and operating margin

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
(in thousands, except percentages)

GAAP operating loss	$(10,449)	$(19,939)	$(46,474)	$(48,609)
Stock-based compensation	6,015	12,844	21,308	16,358
Amortization of acquired intangible assets	26	13	96	138

Non-GAAP operating loss	$(4,408)	$(7,082)	$(25,070)	$(32,113)

GAAP operating margin	(19.7%)	(58.4%)	(25.5%)	(41.9%)
Non-GAAP operating margin	(8.3%)	(20.7%)	(13.8%)	(27.7%)

Reconciliation of non-GAAP net loss attributable to common stockholders

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
(in thousands, except per share amounts)

GAAP net loss attributable to common stockholders	$(10,252)	$(19,988)	$(46,053)	$(48,560)
Stock-based compensation	6,015	12,844	21,308	16,358
Amortization of acquired intangibles	26	13	96	138

Non-GAAP net loss attributable to common stockholders	$(4,211)	$(7,131)	$(24,649)	$(32,064)

Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.12)	$(0.25)	$(0.74)	$(2.77)
Weighted average common shares used in computing basic and diluted GAAP and non-GAAP net loss per common share:	34,172	28,918	33,222	11,562

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended December 31,
	2015					2014
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$9,377	$4,330	$8,671	$31,572	$9,625	$6,654	$3,275	$11,140	$24,109	$8,918
Stock -based compensation	(92)	(365)	(1,497)	(2,380)	(1,681)	(64)	(262)	(5,755)	(4,149)	(2,614)
Amortization of acquired intangibles	(20)	—	—	(6)	—	(6)	—	—	(7)	—

Non-GAAP expense	$9,265	$3,965	$7,174	$29,186	$7,944	$6,584	$3,013	$5,385	$19,953	$6,304

GAAP expense as a percentage of revenue	17.7%	8.2%	16.3%	59.4%	18.1%	19.5%	9.6%	32.6%	70.6%	26.1%
Non-GAAP expense as a percentage of revenue	17.4%	7.5%	13.5%	54.9%	15.0%	19.3%	8.8%	15.8%	58.4%	18.5%

	Year Ended December 31,
	2015					2014
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$32,271	$15,652	$32,457	$112,629	$35,408	$23,655	$11,425	$25,638	$78,809	$24,958
Stock -based compensation	(341)	(1,216)	(6,327)	(7,658)	(5,766)	(128)	(498)	(6,190)	(5,596)	(3,946)
Amortization of acquired intangibles	(70)	—	—	(26)	—	(118)	—	—	(20)	—

Non-GAAP expense	$31,860	$14,436	$26,130	$104,945	$29,642	$23,409	$10,927	$19,448	$73,193	$21,012

GAAP expense as a percentage of revenue	17.7%	8.6%	17.8%	61.9%	19.5%	20.4%	9.9%	22.1%	68.0%	21.5%
Non-GAAP expense as a percentage of revenue	17.5%	7.9%	14.4%	57.7%	16.3%	20.2%	9.4%	16.8%	63.2%	18.1%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
GAAP subscription margin	$40,241	$24,671	$135,649	$82,664
Stock -based compensation	92	64	341	128
Amortization of acquired intangible assets	20	6	70	118

Non-GAAP subscription margin	$40,353	$24,741	$136,060	$82,910

GAAP subscription margin percentage	81.1%	78.8%	80.8%	77.8%
Non-GAAP subscription margin percentage	81.3%	79.0%	81.0%	78.0%

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Non-GAAP Financial Measures

In this release, HubSpot’s non-GAAP operating loss, operating margin, subscription margin, expense, expense as a percentage of revenue, and net loss attributable to common stockholders are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude share-based compensation and amortization of acquired intangible assets. We believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)	Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

(b)	Expense for the amortization of acquired intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

Investor Relations Contact:

Chuck MacGlashing, (857) 829-5429

investors@hubspot.com

Media Contact:

Laura Moran, (857) 829-5688

lmoran@hubspot.com

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